Kraton Polymers LLC Q1 2007 Earnings Call May 11, 2007

Disclaimers Forward Looking Statements This presentation may include "forward-looking statements" which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. GAAP Disclaimer This presentation includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA and LTM Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in the attached Appendix.

Q1 Performance Overview Total revenues grew 8% Volumes grew 7% LTM Bank EBITDA decreased 6% from $126 million to $119 million Raw material prices were up 13% vs. 2006 Available liquidity was strong at $123 million

1Q Highlights Achieved strong growth in Paving and Roofing, Packaging and Films, and Personal Care end-use markets Completed European capacity expansions Announced new innovation in Adhesive, Sealants and Coatings end-use market for SIBS polymer grade for hot melt applications Received FDA approval for SEBS polymer use with foods containing free fats and oils Opened new Asia Distribution Center in Shanghai, China

Summary Financial Statistics

Highlights 1Q 2006 1Q 2007 Sales 220.786 240.502 Other Revenue 8.603 6.324 Revenue Summary 1Q 2006 Revenue $229 Volume 15 Currency 8 Product Mix (3) Other Revenue (2) 1Q 2007 Revenue $247 8% 229 247 Other Revenue Sales ($MM) 1Q 2006 1Q 2007 Sales 2921 2986 Other Revenue 8.603 6.324 2,921 2,986 ($/MT) 2%

Volume Summary 1Q 2006 1Q 2007 Sales 76 81 Other Revenue 4.065 6.425 7% 76 81 (kT) Highlights Volume increase due primarily to strong growth in our Paving & Roofing end- use market in North America and Europe. Volume growth also came in Personal Care and Packaging & Films end-use markets.

Cost of Goods Sold Trend Highlights 1Q 2006 1Q 2007 COGS 2228 2585 16% ($/MT) 2,585 2,228 $/MT 1Q 2006 Cost of Goods Sold $2,228 Monomers 291 Manufacturing Cost Absorption 111 Other Manufacturing Cost (45) 1Q 2007 Cost of Goods Sold $2,585

1Q 2006 1Q 2007 SG&A 17.904 17.009 R&D 5.941 6.523 SG&A and R&D Summary -1% 24 24 ($MM) Highlights Maintaining flat overhead costs Cost reduction initiatives reflected in SG&A R&D SG&A

4Q 2006 vs. 1Q 2007 LTM Bank EBITDA $ MM

4Q 2005 1Q 2006 4Q 2006 1Q 2007 Liquidity 161 126 119 123 Liquidity Summary -$35MM $4MM

Covenant Level Q1 07 5.95 4.93 Debt Covenant Status Covenant Level Q1 07 2.25 2.93 $20mm EBITDA Cushion Debt / LTM Adjusted Bank Covenant EBITDA $28mm EBITDA Cushion LTM Adjusted Bank Covenant EBITDA / Interest Expense

Actions Increase prices Push innovation growth Accelerate cost reduction projects Continue to improve liquidity

Giving Innovators Their Edge

Appendix

LTM Bank EBITDA Reconciliation ($MM) (1) The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. (2) These adjustments are made pursuant to the Credit and Guaranty Agreement, dated December 23, 2003, as amended as of March 4, 2004, as further amended as of October 21, 2004, as further amended as of February 16, 2006 and as further amended as of May 12, 2006, among KRATON Polymers LLC, as Borrower, Polymer Holdings LLC, certain subsidiaries of KRATON Polymers LLC, as Guarantors, various lenders, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, UBS AG, Stanford Branch, as Administrative Agent and Collateral Agent (the "senior secured credit facility"). (3) LTM Bank EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Bank EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants contained in the senior secured credit facility. LTM LTM 12/31/06 3/31/07 Net Income (Loss) $(4) $(19) Add back: Interest 40 40 Depreciation and Amortization 44 46 Taxes 26 19 EBITDA1 $106 $86 Add back:2 Sponsor fees and expenses 2 2 Normalized plant turnaround costs Permitted Acquisition Costs 4 1 4 1 Restructuring charges 10 10 Specified Cost Savings 1 5 Schedule 1.1 costs 3 3 Other non-cash charges reducing consolidated net income (1) 8 LTM Bank EBITDA3 $126 $119

Giving Innovators Their Edge